United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2008 (September 15, 2008)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ePlus inc. (the “Corporation”) held its Annual Meeting of Stockholders on September 15, 2008.  At that meeting, the Corporation’s stockholders approved the 2008 Non-Employee Director Long-Term Incentive Plan and the 2008 Employee Long-Term Incentive Plan. The Plans were adopted by the Board of Directors on June 25, 2008, subject to the appropriate approval by a vote of stockholders at the Corporation’s 2008 Annual Meeting of Stockholders. Descriptions of both plans are set forth in the Corporation’s definitive proxy statement for the 2008 Annual Meeting of Stockholders filed on Schedule 14A with the SEC on July 29, 2008 (such description being incorporated herein by reference).

The foregoing description of the Plans do not purport to be complete and are qualified in their entirety by reference to such plans (including any schedules and exhibits thereto), copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.                                            Description

3.1	ePlus inc. Amended and Restated Certificate of Incorporation
10.1	2008 Non-Employee Director Long-Term Incentive Plan
10.2	2008 Employee Long-Term Incentive Plan
10.3	Form of Award Agreement – Incentive Stock Options
10.4	Form of Award Agreement – Nonqualified Stock Options
10.5	Form of Award Agreement – Restricted Stock Awards
10.6	Form of Award Agreement – Restricted Stock Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Date: September 19, 2008	Chief Financial Officer

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